Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 16, 2022 (“Effective Date”), is made and entered into by and among Flotek Industries, Inc., a Delaware corporation (the “Company”), and ProFrac Holdings, LLC, a Texas limited liability company (the “Purchaser”) (each a “Party”, and collectively, the “Parties”).
RECITALS
WHEREAS, Flotek Chemistry, LLC, an Oklahoma limited liability company and subsidiary of the Company (“Flotek Chemistry”), and ProFrac Services, LLC (“ProFrac”), a subsidiary of Purchaser, have previously entered into that certain Chemical Products Supply Agreement dated as of February 2, 2022 (the “Supply Agreement”);
WHEREAS, Flotek Chemistry and ProFrac desire to enter into an amendment to the Supply Agreement in the form of Exhibit A-1 hereto (the “Supply Agreement Amendment”), effective as of the Closing (as defined below); and
WHEREAS, subject to, among other things, obtaining stockholder approval as set forth herein, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, as of the Closing and for the consideration and on the terms and conditions set forth herein, 10% Convertible PIK Notes, substantially in the form of Exhibit B hereto (the “Purchased Securities”), which will be convertible, on the terms and conditions set forth therein, into common stock of the Company, par value $0.0001 per share (the “Common Stock”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:
Article 1    CERTAIN DEFINITIONS
“Affiliate” of any Person means with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Unless the context requires otherwise, for purposes of this Agreement, the Purchaser shall not be considered an “Affiliate” of the Company, and the Company shall not be considered an “Affiliate” of the Purchaser. For the avoidance of doubt, Purchaser, ProFrac, and their Affiliates shall not be Affiliates of the Company or its Affiliates.
“Acquisition Proposal” means any unsolicited bona fide written offer, proposal, inquiry, or indication of interest (other than an offer, proposal, inquiry, or indication of interest by the Purchaser or its Affiliates) contemplating or otherwise relating to any Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of transactions involving:
(a)Any merger, consolidation, share exchange, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction in which the Company or any of its Subsidiaries is a constituent corporation, (i) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries, or (ii) in which the Company or any of its Subsidiaries issues or sells securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries (in each case of (i) and (ii), other than any issuance of securities pursuant to the Notes or the Pre-Funded Warrants described therein), except as set forth on Disclosure Schedule 1; or

(b)Any sale (other than sales of products or services in the ordinary course of business), lease (other than in the ordinary course of business), exchange or transfer (other than sales of products or services in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business consistent with past practices), or disposition (other than sales of products or services in the ordinary course of business consistent with past practices) of any business or businesses or assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole.
“Board of Directors” or “Board” means the board of directors of the Company.
“Business Day” means any day other than those days on which banks in New York, New York are required or authorized to close.
“Cash Amount” means $25,000,000.
“Confidentiality Agreement” means the confidentiality agreement entered into by and between the Company and Purchaser.
“Contemplated Transactions” shall mean the transactions contemplated in accordance with and subject to the terms of this Agreement and the other Transaction Documents.
“DGCL” means the Delaware General Corporate Law.
“Director” means a member of the Board of Directors of the Company.
“Disclosure Schedule” means a disclosure schedule that has been prepared by the Company and has been delivered by the Company to the Purchaser on the date of this Agreement.
“EDGAR” means the computer system for the receipt, acceptance, review, and dissemination of documents submitted to the SEC in electronic format.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” includes the country, state, county, city, and political subdivisions in which any Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau, or instrumentality of any of them and any monetary authorities, stock exchanges, and self-regulatory organizations that exercise valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority in this Agreement mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries, or any of their property, or any of the Purchasers.
“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

“Knowledge” means, with respect to the Company, means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry, or with respect to the Purchaser, the actual knowledge of the chief executive officer and chief financial officer of Purchaser.
“Law” means any federal, state, local, municipal, foreign, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NYSE).
“Lien” means any pledge, lien, charge, mortgage, encumbrance, or security interest of any kind or nature.

“Master Transaction Agreement” means the Master Transaction Agreement, dated February 2, 2022, by and between the Company and the Purchaser.
“Material Adverse Effect” means any material and adverse effect on: (i) the assets, liabilities, financial condition, business, or operations of the Company and its Subsidiaries, taken as a whole, other than (A) those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its Subsidiaries participate or are engaged, and (B) any change, in and of itself, in the market price or trading volume of the Common Stock; (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their businesses as of the date of this Agreement; (iii) the legality, validity, or enforceability of any Transaction Document; or (iv) the ability of the Company to consummate the Contemplated Transactions, or perform its obligations, under any Transaction Document on a timely basis.
“Notes” means the 10% Convertible PIK Notes of the Company issued pursuant to the Note Purchase Agreement and the Master Transaction Agreement.
“Note Purchase Agreement” means that certain Note Purchase Agreement by and among the Company, Purchaser and certain other purchasers named therein, dated as of February 2, 2022, pursuant to which, among other things, the Company agreed to issue and sell to the Note purchasers, and the Note purchasers purchased from the Company, the Notes.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means, as the context requires, (i) the Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, each as amended to date, and/or (ii) the certificate of formation and limited liability company agreement or other equivalent organizational documents of the Company’s Subsidiaries, as amended to date.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), organization, or entity, or Governmental Authority.
“ProFrac Transaction” means the consummation of the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 21, 2021, among FTS International, Inc., the Purchaser, and ProFrac Acquisitions, Inc.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.
“Registration Rights Agreement” means that certain registration rights agreement to be entered into as of the Closing Date between the Company and the Purchaser in substantially the form attached as Exhibit C hereto.
“Regulation S-K” means SEC Regulation S-K.
“Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors, or any other representatives of such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholders” means the holders of the outstanding shares of Common Stock.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests, of which is owned directly or indirectly by such first Person.
“Superior Proposal” means an Acquisition Proposal that did not result from a breach of Section 6.6 or any standstill or similar agreement that the Board of Directors in good faith determines, after consultation with its outside legal counsel and financial advisors, would, if consummated, result in a transaction that is more favorable to the Stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated hereby (x) after taking into account such factors as the Board of Directors considers to be appropriate (including the likelihood of consummation of such transaction on the terms set forth therein and the legal, regulatory, and other aspects of such proposal, including any conditions relating to financing, regulatory approvals, or other events or circumstances), and (y) after taking into account any changes to the terms of this Agreement proposed by Purchaser in response to such Acquisition Proposal or otherwise.
“Transaction Documents” means this Agreement, the Supply Agreement Amendment or the Alternate Supply Agreement Amendment, as the case may be, and each other document contemplated hereby or thereby.
Article 2    SALE AND PURCHASE
Section 2.1Purchase and Sale of the Purchased Securities. At the Closing, subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell, transfer, and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Company: (a) if the ProFrac Transaction has been consummated prior to the Closing Date, the principal amount of $50,000,000 of Purchased Securities, in consideration of the execution and delivery by ProFrac of the Supply Agreement Amendment; or (b), if the ProFrac Transaction has not been consummated prior to the Closing Date, at the Purchaser’s election, either (i) the principal amount of $25,0000,000 of Purchased Securities, in consideration of the execution and delivery by ProFrac of the Alternate Supply Agreement Amendment in the form of Exhibit A-2 (the “Alternate Supply Agreement Amendment”), or (ii) the principal amount of $50,000,000 of Purchased Securities, in consideration of the execution and delivery by ProFrac of the Alternate Supply Agreement Amendment and the payment of the Cash Amount.
Section 2.2The Closing. Subject to the terms and conditions contained herein, the closing of the purchase and sale of the Purchased Securities by the Purchaser under this Agreement (the “Closing”) shall take place at 10:00 a.m. (Eastern Time) on the second Business Day following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”), remotely by electronic exchange of documents and signatures, or such other time and place as the Parties may mutually determine. Notwithstanding the foregoing, if the Purchase shall not have consummated its first underwritten public offering of its common stock under the Securities Act, the Purchaser may, by written notice to the Company, postpone the Closing Date to a date the earlier of (i) five (5) Business Days following the consummation of such underwritten public offering or (ii) April 27, 2022.
Section 2.3Deliveries At Closing.
(a)Company Deliverables. At the Closing, the Company shall deliver to the Purchaser:
(i)Appropriate certificates, notes, or other documents representing the Purchased Securities (or appropriate evidence of book-entry registration of the Purchased Securities in the name of Purchaser that are in book-entry form);
(ii)the various other agreements, certificates, instruments, and documents referred to in Article 6 and 7 below in a form and substance reasonably acceptable to the Purchaser;

(iii)The Supply Agreement Amendment or the Alternate Supply Agreement Amendment, as the case may be, executed by Flotek Chemistry; and
(iv)The Registration Rights Agreement, executed by the Company.
(b)Purchaser Deliverables. At the Closing, the Purchaser shall deliver to the Company:
(i)the Supply Agreement Amendment or the Alternate Supply Agreement Amendment, as the case may be, executed by ProFrac;
(ii)if required by Section 2.1(b)(ii), the Cash Amount by wire transfer of immediately available funds to an account designed in writing by the Company; and
(iii)the various other agreements, certificates, instruments, and documents referred to in Article 6 and 8 below in a form and substance reasonably acceptable to the Company.
Article 3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company SEC Documents (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents to the extent that they are predictive or forward-looking in nature) or the corresponding sections or subsections of the Disclosure Schedule, the Company represents and warrants to Purchaser, as of the Effective Date and as of the Closing Date, as follows:
Section 3.1Corporate Existence. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Disclosure Schedule 3.1 lists each of the Company’s Subsidiaries and includes the name of the Subsidiary, its jurisdiction of incorporation or organization, and capitalization, including the percentage ownership held directly or indirectly by the Company and any other equity holder of such Subsidiary. Each Subsidiary is an entity duly formed, validly existing, and in good standing under the Laws of the jurisdiction under which it was formed. The Company and each of its Subsidiaries has all requisite corporate or limited liability company power and authority, as applicable, to conduct its business as currently conducted and to own and lease its property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its property and to conduct its business as its business is currently conducted and as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents, and approvals could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.
Section 3.2Capitalization.
(a)Disclosure Schedule 3.2(a) sets forth:
(i)the designation, par value, and number of authorized shares of all classes of capital stock of the Company; and
(ii)the issued and outstanding capital stock of the Company.
(b)All outstanding shares of Company capital stock have been duly authorized and validly issued in accordance with the Organizational Documents and are fully paid and nonassessable.

(c)The Company has no equity compensation plans that contemplate the issuance of equity interests of the Company (or securities convertible into or exchangeable for equity interests of the Company). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote is issued or outstanding. There are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, rights of first refusal, or other rights, convertible or exchangeable securities, or written agreements obligating the Company or any of its Subsidiaries to issue, transfer, or sell any equity interest in, the Company or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any equity interests of the Company or any such securities or agreements listed in clause (i) of this sentence, or (iii) proxy agreements or voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company. Except as contemplated by this Agreement, the Company has not entered into any agreements regarding the registration of any equity securities of the Company under the Securities Act.
(d)Neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(e)(i) all of the issued and outstanding equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Organizational Documents of such Subsidiaries, as applicable), and all such ownership interests have been duly authorized, validly issued, and are fully paid (to the extent required in the Organizational Documents of such Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act), and (ii) neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(f)The Purchased Securities being issued to the Purchaser hereunder will be duly authorized by the Company pursuant to the Organizational Documents of the Company prior to the Closing and, when issued and delivered by the Company to Purchaser in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under this Agreement and under applicable state and federal securities Laws and (ii) such Liens as are created by Purchaser or its Affiliates.
Section 3.3Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since December 31, 2020 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) were prepared in conformity with generally accepted accounting principles for financial reporting in the United States applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments), in all material respects, the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
Section 3.4Operations in the Ordinary Course. Since the date of the Company’s most recent Form 10-Q filing with the SEC, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business, acquisitions or dispositions as disclosed in the Company SEC Documents, or (b) material change in the Company’s accounting principles, practices, or methods.
Section 3.5Litigation. There is no Action pending or, to the Company’s Knowledge, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors, or properties, which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect, or which challenges the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or since December 31, 2020, has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been and, to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Act or the Exchange Act.
Section 3.6No Breach. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its respective Organizational Documents. Neither the Company nor any of its Subsidiaries are in material violation or default of any provision of any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or properties. The execution, delivery, and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination, or award applicable to the Company or any of its Subsidiaries or any of their respective properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents of the Company or any of the Company’s Subsidiaries, (iii) other than the Stockholder approval and any national securities exchange listing approval described in this Agreement, require any consent or approval which has not been obtained on or prior to the date hereof or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or (B) any other agreement, instrument, or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.6 could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.7Authority and Enforceability. The Company has all necessary corporate power and authority to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby, including the issuance, sale, and delivery of the Purchased Securities. The execution, delivery, and performance by the Company of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchased Securities), have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity. Except for the Stockholder approvals contemplated by this Agreement, no approval by the holders of the Common Stock is required as a result of the Company’s issuance and sale of the Purchased Securities.
Section 3.8Approvals.
(a)Except as contemplated by this Agreement or as required by the SEC in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, or written exemption from, nor any filing, declaration, qualification, or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery, or performance by the Company of each of the Transaction Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification, or written exemption, or to make such filing, declaration, qualification, or registration could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)The Board has taken any necessary actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203), to the extent applicable, will not apply to the execution, delivery, or performance of this Agreement or the other Transaction Documents or the consummation of the Contemplated Transactions.
Section 3.9Investment Company Status. The Company is not an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.
Section 3.10Offering. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Securities are exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D of the Securities Act in connection with the offer and sale by the Company of the Purchased Securities as contemplated by the Transaction Documents, or (ii) cause the offering of the Purchased Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation, or stockholder approval provisions. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
Section 3.11Certain Fees. Except for the fees payable to Piper Sandler & Co., no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission with respect to the Transaction Documents or the consummation of the Contemplated Transactions.
Section 3.12Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent for its businesses. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted without a significant increase in cost.
Section 3.13Compliance with Laws, Governmental Authorizations. The Company and its Subsidiaries are in material compliance with each material Law that is applicable to any of them and their business. Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law that has not heretofore been cured and for which there is no remaining liability, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
Section 3.14Transactions with Affiliates. Except as disclosed in any Company SEC Documents, there are no transactions, or series of related transactions, agreements, arrangements, or understandings, nor are there any currently proposed transactions, or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and the Company’s Affiliates (other than the Company’s Subsidiaries) on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
Article 4    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Purchaser represents and warrants to, and covenants with, the Company, as of the Effective Date and as of the Closing Date, that:
Section 4.1Valid Existence. Purchaser is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate, partnership, or limited liability company (as applicable) power and authority to own or lease its properties and carry on its business as currently conducted.
Section 4.2Authority and Enforceability. Purchaser has all necessary corporate, partnership, or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery, and performance by Purchaser of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which Purchaser is a party will constitute the legal, valid, and binding obligations of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity.
Section 4.3No Breach. The execution, delivery, and performance by Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which Purchaser is a party or by which Purchaser is bound or to which any of the property of Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of Purchaser, or (iii) violate any statute, order, rule, or regulation of any Governmental Authority having jurisdiction over Purchaser or the property or assets of Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, or defaults as could not reasonably be expected to have a material and adverse effect on the ability of Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.
Section 4.4Certain Fees. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission payable by Purchaser with respect to the purchase of the Purchased Securities or the consummation of the Contemplated Transactions.
Section 4.5Investment Representations.
(a)Accredited Investor Status; Sophisticated Purchasers. Purchaser is an Institutional Accredited Investor and is able to bear the risk of its investment in the Purchased Securities. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Purchased Securities and has so evaluated the merits and risks of the Purchased Securities.
(b)Acquisition for Own Account. Purchaser is acquiring the Purchased Securities pursuant to this Agreement for its own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act.
(c)Information. Purchaser or its Representatives have been given access to and an opportunity to examine such documents, materials, and information concerning the Company as Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to Purchaser’s full satisfaction any and all questions regarding such information.
(d)Securities Not Registered. Purchaser has been advised by the Company and understands that: (i) the Purchased Securities are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and neither the offer nor sale of any Purchased Securities pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (ii) the Purchased Securities being acquired by Purchaser pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by Purchaser from the Company in a transaction not involving a public offering and, subject to Purchaser’s rights under this Agreement, Purchaser must continue to bear the economic risk of the investment in its Purchased Securities indefinitely unless the offer and sale of the Purchased Securities are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; (iii) a restrictive legend in the form set forth in Exhibit B shall be placed on the certificates representing the Purchased Securities; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Purchased Securities are subject to certain restrictions on transfer.
(e)No General Solicitation. Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell to it the Purchased Securities by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Purchased Securities either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.
(f)No Side Agreements. Except for the Confidentiality Agreement or as set forth in the Company SEC Documents or public filings made by Purchaser with the SEC, there are no other agreements by, among or between Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.
(g)Reliance Upon Purchaser’s Representations and Warranties. Purchaser understands and acknowledges that the Purchased are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Purchased Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of Purchaser to purchase the Purchased Securities.
(h)Independent Investment Decision. Purchaser has made an independent investment decision with respect to this Agreement and the Purchased Securities.
Section 4.6Transfer; Pledge. Purchaser will not, directly or indirectly, offer, sell, transfer, or otherwise dispose of any of the Purchased Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder. Subject to the foregoing sentence, notwithstanding anything to the contrary in the Transaction Documents, the Note Purchase Agreement, the Notes, or the Organizational Documents, Purchaser may (i) assign all or any portion of its Notes, the Purchased Securities, or any Common Stock issuable upon conversion of the Notes or the Purchased Securities to an Affiliate of Purchaser and (ii) pledge its Notes, the Purchased Securities, or any Common Stock issuable upon conversion of the Notes or the Purchased Securities.
Article 5    ADDITIONAL AGREEMENTS
Section 5.1Board of Director Representation. Subject, in each case, to all fiduciary duties applicable to the Board of Directors, all committees thereof, all Directors (however nominated, designated, appointed or elected), and the Purchaser, and subject to applicable Law and the applicable rules of the NYSE:
(a)Within 30 days of the Effective Date, the Company shall have added the two (2) Directors designated by Purchaser pursuant to the Master Transaction Agreement.
(b)As soon as practicable after the Closing, the Board of Directors shall add an additional two (2) directors designated by the Purchaser. Subject to the immediately following sentence, the Parties intend that up to four (4) Directors designated by Purchaser (the “Purchaser Directors”) be appointed to the Board of Directors. At least three (3) of the Purchaser Directors shall be independent (as defined under applicable NYSE listing standards) and shall be eligible and qualified to serve on the Audit Committee of the Board of Directors and the Compensation Committee of the Board of Directors (such eligibility determined in accordance with the rules and regulations of the SEC and the applicable NYSE listing standards).
(c)To the extent that the Board of Directors has greater than seven (7) members after the appointment of the Purchaser Directors, Company agrees to take such action as may be reasonably necessary to reduce the number of directors on the Board to seven (7) members at the 2022 annual meeting of stockholders.
(d)Until such time as Purchaser, together with its Affiliates, transfers Common Stock of the Company, such that Purchaser and its Affiliates hold less than forty percent (40%) of the shares of Common Stock outstanding as of the Closing Date, the Board agrees (a) to replace any vacancy created by the departure of a Purchaser Director with a nominee by Purchaser and (b) ensure that the chairperson of the Corporate Governance and Nominating Committee is a Purchaser Director, subject to the rules and requirements of the NYSE. Any time that Purchaser, together with its Affiliates, transfers Common Stock of the Company, such that Purchaser and its Affiliates hold (i) less than forty percent (40%), but at least thirty percent (30%), of the shares of

Common Stock outstanding, Purchaser shall continue to have the right to designate (and replace due to vacancy) three (3) Directors, (ii) less than thirty percent (30%), but at least twenty percent (20%), of the shares of Common Stock outstanding, Purchaser shall continue to have the right to designate (and replace due to vacancy) two (2) Directors, and (iii) less than twenty percent (20%), but at least ten percent (10%), of the shares of Common Stock outstanding, Purchaser shall continue to have the right to designate (and replace due to vacancy) one (1) Director. In the event that Purchaser, together with its Affiliates, holds less than ten percent (10%) of the shares of Common Stock outstanding, Purchaser shall not have the right to designate or replace due to vacancy any Directors; provided, however, that if Purchaser holds less than ten percent (10%) but greater than five percent (5%) of the shares of Common Stock outstanding, Purchaser may designate one individual to be an observer of Company’s Board on usual and customary terms.
(e)The Parties shall take all necessary action pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill the obligations under this Section 5.1 and shall include in the Proxy Statement such information with respect to the Purchaser Directors and any other information as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 5.1.
Section 5.2Future Purchases. If the Purchaser should elect to purchase additional shares of Common Stock after the Effective Date, the Company agrees to take all necessary corporate and other action if any, to ensure that the restrictions of section 203 of the DGCL shall not apply. In addition, the Purchaser shall have the right to purchase shares of Common Stock (or securities convertible into Common Stock) with respect to any new issuances by the Company, from time to time in order to beneficially own up to an aggregate up to of 51% of the fully-diluted Common Stock; provided that nothing herein shall limit Purchaser’s ability to own in excess of 51% of the fully-diluted Common Stock.
Section 5.3Master Transaction Agreement. Subject to and effective as of the Closing, Purchaser and the Company hereby agree that Section 2 of the Master Transaction Agreement shall be deemed null and void and of no further effect.
Article 6    PRE-CLOSING COVENANTS
Section 6.1General. Subject to the provisions hereof, each Party to this Agreement shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the Contemplated Transactions.
Section 6.2Notices and Consents. Subject to the provisions hereof, the Company shall use its commercially reasonable efforts to secure as soon as practicable any necessary approvals and consents of third parties for the consummation of the Contemplated Transactions.
Section 6.3Conduct of Business. During the period from the Effective Date and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Purchaser or as required by applicable Laws or NYSE rules, the Company and each of its Subsidiaries shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement and except for matters set forth on Disclosure Schedule 6.3, the Company agrees that from the Effective Date to the earlier of the termination of this Agreement or the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do or agree to do, any of the following:
(a)((A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine, or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem, or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls, or rights to acquire any such shares or other securities (other than any Company stock awards or shares of restricted stock pursuant to forfeiture conditions relating thereto or to satisfy tax withholding requirements) or (D) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company or any of its Subsidiaries;
(b)Issue, deliver, sell, pledge, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Common Stock or the value of the Company or any part thereof (except for equity awards in the ordinary course of business consistent with past practice and with plans existing as of the Effective Date, issuances pursuant to the Notes outstanding on the Effective Date (or the related Pre-Funded Warrants) in accordance with the terms of such securities on the Effective Date, issuances pursuant to equity awards not issued in violation of this Agreement, and other permitted issuances as set forth on Schedule 6.3(b));
(c)Amend or propose to amend its Organizational Documents or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, or similar transaction; and
(d)Authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.
Section 6.4Access and Investigation. The Company shall permit Representatives of the Purchaser to have continuing access, in the manner provided prior to the Effective Date to the virtual data room provided by the Company to Purchaser. The Company shall promptly update the data room with any documents and other information reasonably requested by Purchaser, including to reasonably update the information in the data room. The Company shall provide Purchaser and its Representatives with reasonable access to the officers of the Company to confer with respect to the status of the Company’s business as the Purchaser may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide any access or information in violation of applicable Law, or where doing so would risk a loss of attorney-client or other privilege. Parent hereby agrees to treat such information confidential in accordance with the Confidentiality Agreement.
Section 6.5Publicity. The Parties shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement, the Contemplated Transactions, or the Transaction Documents. None of the Parties shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the NYSE requirements, in which case that Party shall use its commercially reasonable efforts to consult with the other Parties before issuing any such release or making any such public statement.
Section 6.6No Solicitation.
(a)Subject to the remainder of this Section 6.6, from the Effective Date until the Closing Date, the Company agrees that it shall not, and that it shall cause its Subsidiaries and any Representative of the Company or any of its Subsidiaries not to, (i) solicit, initiate, or engage in any discussions or negotiations with, furnish any nonpublic information regarding the Company or any of its Subsidiaries to, or otherwise cooperate with, any Person in connection with or in response to an Acquisition Transaction or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Transaction, (ii) approve, endorse, or recommend any Acquisition Transaction or (iii) enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction.
(b)Notwithstanding anything to the contrary contained in Section 6.6(a), if at any time following the date of this Agreement and prior to obtaining stockholder approval of the applicable Contemplated Transactions, (i) the Company or its Representatives has received an Acquisition Proposal that did not otherwise result from a breach of this Section 6.6 from a third party, and (ii) the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company may, subject to compliance with Section 6.6(e), (A) furnish nonpublic information regarding the Company and its Subsidiaries to the third party making such Acquisition Proposal and (B) participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that the Company will as promptly as reasonably practicable (but in no event later than 48 hours) after it is provided to such third party provide to the Purchaser any nonpublic information concerning the Company or its Subsidiaries provided to such third party which was not previously provided to Purchaser; and provided, further, that neither Company nor the Board of Directors will take any of the actions described in (A) or (B) above unless and until (i) the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take that action would be inconsistent with its fiduciary duties to the Company Stockholders under applicable law and (ii) the Company shall have delivered to the Purchaser a prior written notice advising the Purchaser that it intends to take such action at least one (1) Business Day prior to taking such action.
(c)If: (A) after the date of this Agreement, an Acquisition Proposal to effect a transaction of the type referred to in the definition of the term Superior Proposal is made to the Company and is not withdrawn; (B) such Acquisition Proposal was not obtained or made in breach of this Section 6.6; (C) at least five (5) Business Days prior to any meeting of the Board of Directors at which the Board of Directors will consider and determine whether such offer is a Superior Proposal, the Company provides the Purchaser with a written notice specifying the date and time of such meeting; (D) the Board of Directors determines at such meeting in good faith, after obtaining and taking into account the advice of an independent financial advisor and the advice of outside legal counsel, that such offer constitutes a Superior Proposal and that, in light of such Superior Proposal, a Company Change in Recommendation is required in order for the Board of Directors to comply with its fiduciary obligations to the Company’s Stockholders under applicable Laws, the Board may make a Company Change in Recommendation.
(d)During the period from the Effective Date to the Closing Date, the Company shall notify the Purchaser promptly after receipt by the Company of any Acquisition Proposal, or of any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any Person in connection with an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any Acquisition Proposal, indication or request. The Company shall keep the Purchaser reasonably informed, on a prompt basis, of the status and details of any such Acquisition Proposal, indication or request and promptly provide the Purchaser with copies of all written correspondence or communications sent or provided to or by the Company and its Representatives in connection with any Acquisition Proposal.
(e)Notwithstanding anything to the contrary in the foregoing, the Board may take the actions described in Section 6.6(c) if (A) the Company promptly notifies the Purchaser, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before taking such action of its intention to take such action with respect to a Superior Proposal, (B) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes a copy of the Acquisition Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) and any related documents including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal, (C) the Company shall during the Superior Proposal Notice Period, negotiate with the Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if the Purchaser, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two Business Days remains in the Superior Proposal Notice Period subsequent to the time such party notifies the other party of any such material revision (it being understood that there may be only one extension)), and (D) the Board (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by the Purchaser during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
(f)On the Effective Date, the Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal and shall request that any such Person (or its agents and advisors) in possession of confidential information about the Company or its Subsidiaries that was previously furnished to such Person by or on behalf of the Company or any of its Subsidiaries to return or destroy all such information.
Section 6.7Proxy Statement.
(a)As promptly as practicable, and in no event later than forty-five (45) Business Days after the Effective Date, the Company shall prepare a draft of the Proxy Statement relating to the Company Stockholder Meeting. The Company shall provide the Purchaser with a reasonable opportunity to review and comment on such draft, and once such draft is in a form reasonably acceptable to each of the Parties, the Company shall file the Proxy Statement with the SEC in preliminary form. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.
(b)The Company shall use its commercially reasonable efforts to (i) respond to any comments on the Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests, and (ii) cause the Proxy Statement to be mailed to the Stockholders as promptly as practicable after the date of this Agreement. The Company shall promptly (A) notify the Purchaser upon the receipt of any such comments or requests and (B) provide the Purchaser and its Representatives with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the Company Stockholders Meeting, any information relating to the Company, the Purchaser, or any of its Affiliates or Representatives should be discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by Law, disseminated to the Stockholders. Notwithstanding the foregoing, prior to responding to any comments or requests of the SEC or the filing or mailing of the Proxy Statement (or any amendment or supplement thereto), the Company (x) shall provide the Purchaser and its Representatives with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings and (y) shall include in such drafts, correspondence, and filings all comments reasonably proposed by or on behalf of the Purchaser.
(c)The Proxy Statement shall include the Board Recommendation unless the Board of Directors has withdrawn, modified, or amended the Board Recommendation in accordance with Section 6.6. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the Stockholders of the Company or at the time of the Stockholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except for the statements or omissions based on information provided by the Purchaser or its Representatives. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.
Section 6.8Company Stockholder Approval.
(a)The Company shall take all action necessary under all applicable Laws to call, give notice of, and hold a meeting of the holders of Common Stock to vote on proposals to approve the issuance and sale of the Purchased Securities and any other of the Contemplated Transactions that require Stockholder approval under applicable Laws or the Company’s certificate of incorporation or bylaws at the Company Stockholders Meeting (the “Company Stockholders Meeting”), shall submit such proposals to such holders at the Company Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Company Stockholders Meeting (other than proposals to amend the Company’s certificate of incorporation or bylaws, a proposal relating to executive compensation as may be required by Rule 14a-21(c) under the Exchange Act, or other proposals required by applicable Law or the NYSE, each to the extent necessary to complete the Contemplated Transactions, and a proposal with respect to an increase in authorized capital stock and/or a reverse stock split) without the prior written consent of the Purchaser. The Company (in consultation with the Purchaser) shall set a single record date for persons entitled to notice of, and to vote at, the Company Stockholders Meeting and may change such record date (whether in connection with the Company Stockholders Meeting or any adjournment or postponement thereof) after prior consultation with the Purchaser. The Company shall use commercially reasonable efforts to hold the Stockholders Meeting within sixty (60) days of the Effective Date and on a date selected by the Company in consultation with the Purchaser. Subject to Section 6.6, the Proxy Statement shall include the recommendation of the Board of Directors that the Stockholders vote to approve the Contemplated Transactions including, but not limited to, the issuance and sale of the Purchased Securities, and any other of the Contemplated Transactions that require Stockholder approval under applicable Laws or the Company’s certificate of incorporation or bylaws at the Company Stockholders Meeting (the recommendation of the Board of Directors being referred to as the “Board Recommendation”). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with all applicable Laws.
(b)Subject to Section 6.6, neither the Board of Directors nor any committee thereof shall: (i) withdraw or modify the Board Recommendation in a manner adverse to the Purchaser, or adopt or propose a resolution to withdraw or modify the Board Recommendation in a manner adverse to the Purchaser or take any other action that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the Board of Directors or any committee thereof does not support this Agreement or does not believe that this Agreement and the transactions contemplate hereby are in the best interests of the Stockholders; (ii) fail to reaffirm, without qualification, the Board Recommendation, or fail to state publicly, without qualification, this Agreement and the Contemplated Transactions are in the best interests of the Company’s Stockholders upon written request of Purchaser; (iii) fail to announce publicly, promptly after a tender offer or exchange offer relating to securities of the Company shall have been commenced, that the Board of Directors recommends rejection of such tender or exchange offer; (iv) fail to issue promptly a press release announcing its opposition to any Acquisition Proposal or approve, endorse, or recommend any Acquisition Proposal; or (v) resolve or propose to take any action described in clauses (i) through (iv) of this sentence (each, a “Company Change of Recommendation”). It is understood and agreed that any contacts, disclosures, discussions, or negotiations permitted under this Agreement (including under Sections 6.6) shall not constitute a Company Change of Recommendation.
(c)Nothing contained in this Agreement shall prohibit the Company or the Board of Directors or any committee thereof from complying with its disclosure obligations under applicable law or rules and policies of the NYSE, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders) or from issuing a “stop, look, and listen” statement pending disclosure of its position thereunder.

Section 6.9Continued Listing on a National Securities Exchange. The Company will use commercially reasonable efforts necessary to remain in compliance with the NYSE continued listing standards. If after using commercially reasonable efforts, the Company is unable to remain in compliance with the NYSE continued listing standards, the Company will use commercially reasonable efforts to cause the Common Stock to become listed or quoted on another national securities exchange.
Article 7    CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATION TO CLOSE
The Purchaser’s obligation to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:
Section 7.1Representations and Warranties; Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions contained herein that are required to be performed or complied with prior to or on the Closing Date, except for such failures to perform or comply which has not had and would not reasonably be expected to have, whether individually or in the aggregate, a Material Adverse Effect. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of that specified date). The Company shall have delivered a certificate from an executive officer of the Company certifying (i) that the conditions in this Section 7.1 have been satisfied and (ii) copies and the effectiveness of the Company’s certificate of incorporation, bylaws, and stockholder resolutions approving this Agreement and the Contemplated Transactions.
Section 7.2No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law (including any injunction or other order, whether temporary, preliminary, or permanent) which is in effect and which has the effect of making the Contemplated Transactions illegal or otherwise prohibiting the consummation of the Contemplated Transactions.
Section 7.3No Material Adverse Effect. Since the Effective Date, no event, occurrence, change, effect, or condition of any character shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 7.4Stockholder Approval. The Stockholders of the Company shall have approved the applicable Contemplated Transactions including, but not limited to, the issuance and sale of the Purchased Securities, and any other of the Contemplated Transactions that require Stockholder approval under applicable Laws or the Company’s certificate of incorporation or bylaws.
Section 7.5Board Appointment. Subject to Section 5.1(a) herein, the Purchaser shall have received the requisite resolutions and other documentation effecting the appointment of the Purchaser’s designees to the Board of Directors as contemplated by Section 5.1(a).
Section 7.6Transaction Documents. The Company and its Affiliates shall have entered into the Transaction Documents applicable to them.
Section 7.7PPP Loan. The Company shall have repaid in full its PPP Loans, paid the requirement amount thereof into escrow, or obtained requisite approval from the U.S. Small Business Administration or applicable Governmental Authority, or such PPP Loans shall have been forgiven.
Article 8    CONDITIONS PRECEDENT TO COMPANY’S OBLIGATION TO CLOSE
The Company’s obligation to complete the issuance and sale of the Purchased Securities to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

Section 8.1Representations and Warranties; Performance. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied by it prior to or on the Closing Date. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of that specified date). The Purchaser shall have delivered a certificate from an officer of the Purchaser certifying that the conditions set forth in this Section 8.1 have been satisfied.
Section 8.2No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law (including any injunction or other order, whether temporary, preliminary, or permanent) which is in effect and which has the effect of making the Contemplated Transactions illegal or otherwise prohibiting the consummation of the Contemplated Transactions.
Section 8.3Transaction Documents. The Purchaser and its Affiliates shall have entered into the Transaction Documents applicable to them.
Section 8.4Stockholder Approval; Opinion. The Stockholders of the Company shall have approved the applicable Contemplated Transactions including, but not limited to, the issuance and sale of the Purchased Securities, and any other of the Contemplated Transactions that require Stockholder approval under applicable Laws or the Company’s certificate of incorporation or bylaws, and the Board of Directors of the Company shall have received an opinion from its financial advisor to the effect that, as of the date hereof and based upon and subject to the matters set forth therein, the consideration to the Company hereunder is fair to the stockholders of the Company from a financial point of view; provided that the Company shall use commercially reasonable efforts to obtain such opinion within 15 days of the Effective Date.
Article 9    TERMINATION; REMEDIES
Section 9.1Termination.
(a)The Purchaser may terminate this Agreement by notice given to the Company on or prior the Closing Date, (i) if a material breach of any provision of this Agreement has been committed by the Company which would cause any of the conditions set forth in Article 7 not to be satisfied and such breach has not been cured within 10 days of written notice thereof, or (ii) the Company materially breaches any provision of the Note Purchase Agreement or the Notes and such breach has not been cured prior to the Closing Date; provided, that the right to terminate this Agreement pursuant to this Section 9.1(a) shall not be available to Purchaser if, at such time, Purchaser is in material breach of its obligations hereunder which would cause any of the conditions set forth in Article 8 not to be satisfied. The Company may terminate this Agreement by notice given to the Purchaser on or prior the Closing Date, if a material breach of any provision of this Agreement has been committed by the Purchaser which would cause any of the conditions set forth in Article 8 not to be satisfied and such breach has not been cured within 10 days of written notice thereof; provided, that the right to terminate this Agreement pursuant to this Section 9.1(a) shall not be available to the Company if, at such time, the Company is in material breach of its obligations hereunder which would cause any of the conditions set forth in Article 7 not to be satisfied.
(b)The Company may terminate this Agreement by notice given to Purchaser on or prior the Closing Date if the Board has determined to enter into a definitive agreement providing for the implementation of a Superior Proposal, subject to prior compliance by the Company with Section 6.6 of this Agreement, and, concurrently with such termination, the Company enters into a definitive agreement providing for the implementation of a Superior Proposal.
(c)The Purchaser or the Company may terminate this Agreement by notice given to the other Party prior to or at the Closing, if (A) the Company Stockholders Meeting (including any adjournments thereof) shall have been held and completed as provided in this Agreement and (B) the Contemplated Transactions that require Stockholder approval under applicable Laws or the Company’s certificate of incorporation or bylaws shall not have been approved at such meeting by the required Stockholder vote.
Section 9.2Effect of Termination.
(a)Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated in accordance with Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in the last sentence of Section 6.4, and Sections 9.2 and 9.3, will survive any such termination.
(b)Except as set forth in this Section 9.2, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions (including, without limitation, the fees, costs, and expenses of its advisers, accountants, and legal counsel) shall be paid by the Party incurring such expenses, whether or not the Contemplated Transactions are consummated. Notwithstanding the foregoing, if this Agreement is terminated by the Purchaser pursuant to Section 9.1(a) or by the Company pursuant to Section 9.1(b) hereof, the Company shall pay the Purchaser an amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees and expenses that have been paid or that are payable by or on behalf of the Purchaser in connection with the preparation and negotiation of this Agreement, the Contemplated Transactions, and the Transaction Documents (the “Expense Reimbursement”). Notwithstanding the foregoing, in no event shall the Company be obligated to make any Expense Reimbursements in excess of $250,000 in the aggregate under this Section 9.2(b).
(c)The Parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.
Section 9.3Enforcement of Agreement. The Parties to this Agreement agree that irreparable damage would occur in the event that certain of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the Closing hereunder, the Parties shall be entitled to an injunction or injunctions, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In connection with any action for specific performance or to otherwise seek equitable relief against them the Parties hereby waive (and agree not to assert) (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Laws to post a bond or other security as a prerequisite to obtaining equitable relief.
Article 10    GENERAL PROVISIONS
Section 10.1Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Transaction Documents and the Disclosure Schedules, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, representations, warranties, and agreements, whether written or oral, with respect hereto.
Section 10.2Disclosure Schedules. All capitalized terms not defined in the Disclosure Schedules shall have the meanings assigned to them in this Agreement. The inclusion of any information in any section of the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by the Company that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Company or its Subsidiaries, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). The information contained in the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of applicable law or breach of contract). Any information disclosed in the Disclosure Schedules under any section or subsection number shall be deemed to be disclosed and incorporated in the Disclosure Schedules under any other section or subsection to the extent the relevance of such information to such other section is reasonably apparent on the face of such disclosure.
Section 10.3Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the parties at the following addresses or at such other address for a Party as shall be specified by like notice:
(a)If to the Company, to:
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Suite 150
Houston, Texas 77064
Attn: Nicholas J. Bigney

Copy to Counsel:
Norton Rose Fulbright LLP
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Attention: Robert Morris; Brandon Byrne

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
(b)If to the Purchaser:
ProFrac Holdings, LLC
333 Shops Blvd, Suite 301
Willow Park, TX 75022
Attn: Rob Willette

Copy to Counsel:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Andreas Andromalos

or to such other person at such other place as the Purchaser shall designate to the Company in writing.
Section 10.4Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
Section 10.5Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, representatives, successors, and assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that Purchaser may assign this Agreement, upon written notice to the Company, to ProFrac Holding Corp. or any direct or indirect subsidiary of ProFrac Holding Corp. or Purchaser.

Section 10.6Waiver of a Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.
Section 10.7Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
Section 10.8No Third-Party Beneficiary. Except as set forth herein, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective heirs, representatives, successors, and assigns, and it is not the intention of the Parties to confer upon any other person or entity any rights or remedies.
Section 10.9Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto. Any agreement on the part of a Party hereto to the waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided, however, that after receipt of Stockholder approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require further approval of the Stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the Stockholders.
Section 10.10Governing Law; Consent to Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America; without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction.
(b)EACH OF THE PURCHASER AND THE COMPANY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS INVOLVING ONLY SUCH PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS.
(c)In the event that any proceeding, suit, or action is instituted to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs, and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.
Section 10.11Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.
[The balance of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FLOTEK INDUSTRIES, INC.

By:__/s/ John W. Gibson, Jr._______
Name: John W. Gibson, Jr.
Title: Chairman, President & Chief Executive Officer

PROFRAC HOLDINGS, LLC

By:__/s/_Matthew Wilks ______
Name: Matthew Wilks
Title: President & CFO

Exhibit A-1
Supply Agreement Amendment
(See Attached)

AMENDMENT No. 1 to CHEMICAL PRODUCTS SUPPLY AGREEMENT
This Amendment No. 1 to Chemical Products Supply Agreement (the “Amendment”) is made and entered this ___ day of [________]2022 (“Effective Date”), by and between Flotek Chemistry, LLC, an Oklahoma limited liability company (“Supplier”), and PROFRAC SERVICES, LLC, a Texas limited liability company (“Purchaser”). Supplier and Purchaser are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have previously entered into that certain Chemical Products Supply Agreement dated as of February 2, 2022 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement in order to extend the term and the baseline applicable frac spreads applicable thereto;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.Amendment. The Agreement is hereby amended as follows:

a.Section 1 of the Agreement is hereby amended by replacing the words “three (3) years” with the words “ten (10) years,”

b.Section 2(a) of the Agreement is hereby amended by replacing the words “thirty-three percent (33%)” with the words “seventy percent (70%);” and

c.Section 2(b) of the Agreement is hereby amended by (1) replacing the words “ten (10) fleets” and replacing them with the words “thirty (30) fleets” and (2) replacing the words “thirty-three (33%)” with the words “seventy percent (70%).”

2.Effect. Except as amended by this Amendment, the Agreement shall remain in full force and effect, and this Amendment shall not operate as a waiver or amendment thereto except as expressly specified herein.

3.Applicable Law, Jurisdiction, Venue and Dispute Resolution. This Amendment shall be governed by the laws of the State of Texas (excluding conflicts of law rules). Tarrant County, Texas shall be the exclusive jurisdiction and venue for the resolution of any dispute hereunder, or that is related hereto, or that arises out of the relationship between the Parties.

4.Severability. If any part of this Amendment is judicially declared invalid, unenforceable, or to be void because inconsistent with, violative of, or contrary to any Applicable Law, such declaration shall not affect any other part herein and the part so affected shall be reformed to the extent (and only to the extent) necessary to make this Amendment enforceable or, if necessary, the Amendment shall be deemed to be amended to delete the unenforceable part, and the remainder shall have the same force and effect as if such part had never been included herein. The invalidity or unenforceability of any part herein in any jurisdiction shall not affect the validity or enforceability of any such part in any other jurisdiction.

5.Execution. This Amendment may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, but that together shall constitute one and the same instrument. A scanned, executed Amendment may serve as an original document.

6.Authority to Sign. Each Party represents and warrants that the person signing on its behalf has authority to sign this Agreement and bind the Party thereto, as of the date first written above.

PURCHASER: PROFRAC SERVICES, LLC

Representative:    ____________________________________________

Print Name:    Matt Wilks

Print Title:    President & Chief Financial Officer

SUPPLIER: FLOTEK CHEMISTRY, LLC

Representative:    ____________________________________________

Print Name:    Ryan Ezell

Print Title:    President, Chemistry Technologies

Exhibit A-2
Alternate Supply Agreement Amendment
(See Attached)

******ALTERNATE VERSION*******
AMENDMENT No. 1 to CHEMICAL PRODUCTS SUPPLY AGREEMENT
This Amendment No. 1 to Chemical Products Supply Agreement (the “Amendment”) is made and entered this ___ day of [________]2022 (“Effective Date”), by and between Flotek Chemistry, LLC, an Oklahoma limited liability company (“Supplier”), and PROFRAC SERVICES, LLC, a Texas limited liability company (“Purchaser”). Supplier and Purchaser are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have previously entered into that certain Chemical Products Supply Agreement dated as of February 2, 2022 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement in order to extend the term and the baseline applicable frac spreads applicable thereto;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

7.Amendment. The Agreement is hereby amended as follows:

a.Section 1 of the Agreement is hereby amended by replacing the words “three (3) years” with the words “ten (10) years,”

b.Section 2(a) of the Agreement is hereby amended by replacing the words “thirty-three percent (33%)” with the words “seventy percent (70%);” and

c.Section 2(b) of the Agreement is hereby amended by (1) replacing the words “ten (10) fleets” and replacing them with the words “fifteen (15) fleets” and (2) replacing the words “thirty-three (33%)” with the words “seventy percent (70%).”

8.Effect. Except as amended by this Amendment, the Agreement shall remain in full force and effect, and this Amendment shall not operate as a waiver or amendment thereto except as expressly specified herein.

9.Applicable Law, Jurisdiction, Venue and Dispute Resolution. This Amendment shall be governed by the laws of the State of Texas (excluding conflicts of law rules). Tarrant County, Texas shall be the exclusive jurisdiction and venue for the resolution of any dispute hereunder, or that is related hereto, or that arises out of the relationship between the Parties.

10.Severability. If any part of this Amendment is judicially declared invalid, unenforceable, or to be void because inconsistent with, violative of, or contrary to any Applicable Law, such declaration shall not affect any other part herein and the part so affected shall be reformed to the extent (and only to the extent) necessary to make this Amendment enforceable or, if necessary, the Amendment shall be deemed to be amended to delete the unenforceable part, and the remainder shall have the same force and effect as if such part had never been included herein. The invalidity or unenforceability of any part herein in any jurisdiction shall not affect the validity or enforceability of any such part in any other jurisdiction.

11.Execution. This Amendment may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, but that together shall constitute one and the same instrument. A scanned, executed Amendment may serve as an original document.

12.Authority to Sign. Each Party represents and warrants that the person signing on its behalf has authority to sign this Agreement and bind the Party thereto, as of the date first written above.

PURCHASER: PROFRAC SERVICES, LLC

Representative:    ____________________________________________

Print Name:    Matt Wilks

Print Title:    President & Chief Financial Officer

SUPPLIER: FLOTEK CHEMISTRY, LLC

Representative:    ____________________________________________

Print Name:    Ryan Ezell

Print Title:    President, Chemistry Technologies

Exhibit B
Form of 10% Convertible PIK Note
(See Attached)

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO FLOTEK INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE NOTES ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW).
FLOTEK INDUSTRIES, INC.
CONVERTIBLE PIK NOTE

$[ ]	____________, 2022

1.Principal Amount. For value received, FLOTEK INDUSTRIES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of ProFrac Holdings, LLC or its assigns (the “Payee”), the principal amount of [__] Dollars ($[__]) and interest on the outstanding principal amount of this Convertible PIK Note (this “Note”) in accordance with the terms of this Note. Capitalized terms used herein shall have the meanings assigned to them in the Securities Purchase Agreement (as defined below) unless otherwise indicated.

2.Interest. Interest shall begin to accrue on the unpaid principal balance of this Note, if any, commencing on the date hereof and continuing until repayment of this Note in full at the rate of 10% per annum calculated on the basis of a 360-day year and actual days elapsed. Accrued and unpaid interest shall be calculated on this Note on the last day of each March, June, September, and December, commencing March 31, 2022, and shall be added on such date to the unpaid principal balance of this Note (rounded up to the nearest $1.00) (the “PIK Interest”). The PIK Interest, upon being added to the unpaid principal balance of this Note, shall no longer be deemed to be accrued and unpaid interest on the outstanding principal amount. References herein and in the Securities Purchase Agreement to the “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of the PIK Interest. Accrued and unpaid interest on this Note shall also be due and payable on the Maturity Date under the terms set forth in Section 3.

3.Maturity Date. Subject to the conversion of this Note pursuant to Section 6, the entire outstanding and unpaid principal balance of this Note, plus any accrued and unpaid interest thereon, shall be due and payable on February [__], 2023 (the “Maturity Date”) in a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of such outstanding principal and accrued and unpaid interest through the date immediately prior to the Maturity Date, by (b) the lesser of (i) the Conversion Price and (ii) $0.8705, in each case, as adjusted pursuant to Section 6(d) below (the “Minimum Maturity Conversion Price”), rounded up to the nearest whole number of shares of Common Stock; provided, however, that if (a) as of the Maturity Date the Common Stock is not listed for trading on any Trading Market, or (b) any Event of Default (as defined in the Securities Purchase Agreement (as defined below)) occurs and is continuing on the Maturity Date, then payment shall be made in cash, unless the Payee elects, in its sole discretion, to receive all or a portion of such payment in shares of Common Stock; and provided, further, that cash payments in respect of this Note shall be due in full on the Maturity Date, and shares of Common Stock shall be delivered to the Payee no later than five (5) Business Days following the Maturity Date.

4.No Prepayment or Redemption. Maker may not redeem or prepay all or any portion of this Note.

5.Securities Purchase Agreement; Certain Defined Terms. Maker issued this Note under a Securities Purchase Agreement, dated as of February [__], 2022, between the Maker and the Payee (the “Securities Purchase Agreement”). The terms and conditions of this Note include those stated in the Securities Purchase Agreement and those stated in Section 2.5 (Ranking of the Notes; Subordination), Article V (Post-Closing Covenants), Article VI (Defaults and Remedies), and Article IX (Registration, Exchange, and Replacement of Notes) of that certain Note Purchase Agreement, dated as of February 2, 2022, among the Maker, the Payee, and the other parties thereto (the “Note Purchase Agreement”), which Articles and Sections are hereby made a part of this Note (as to the Maker and the Payee) as if set forth herein, mutatis mutandis. This Note is subject to all such terms and conditions, and the Payee is referred to the Securities Purchase Agreement and the aforementioned Articles and Sections of the Note Purchase Agreement for a statement of such terms and conditions.

6.Conversion.

a.Optional Conversion. At any time prior to the payment in full of all outstanding principal and accrued and unpaid interest owing under this Note, the Payee may elect to convert all or a portion of such outstanding principal and accrued and unpaid interest into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of such outstanding aggregate principal amount plus accrued and unpaid interest through the date immediately prior to the date of conversion, by (ii) $1.088125 (the “Conversion Price”). The Payee may exercise this right by delivering written notice of such conversion to the Maker in the form attached as Annex A (the “Conversion Notice”) and tendering this Note to the Maker. Such conversion shall be completed on a date specified in the Conversion Notice, which shall be not less than three (3) and not more than five (5) Business Days following the date of the Conversion Notice, and at such closing, the Maker shall issue to the Payee the number of shares of Common Stock set forth in the Conversion Notice, as well as a replacement note representing the unconverted principal amount of any notes tendered, such replacement note to have the same terms and conditions as this Note.

b.Mandatory Conversion. If (i) the volume-weighted average trading price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed for trading equals or exceeds the greater of (x) $2.50 per share of Common Stock or (y) $1.741 for twenty (20) trading days during the thirty (30) consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Maker provides the Maker Conversion Notice as set forth below, and (ii) the shares of Common Stock issuable upon conversion of the Note are then registered for resale pursuant to a then effective registration statement pursuant to which the Payee may currently resell such shares, then the Maker shall have the option from time to time, exercisable by delivery of written notice to the Payee substantially in the form attached hereto as Annex B (the “Maker Conversion Notice”), to convert all or a portion of the outstanding principal and accrued and unpaid interest then owing under this Note into a number of shares of Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and accrued and unpaid interest owing through the date immediately prior to the date of conversion, by (B) the Conversion Price on a date specified in the Maker Conversion Notice that is no later than the second Business Day following such Maker Conversion Notice. On the date such a conversion occurs, the Maker shall pay to the Payee, in shares of Common Stock (valued at the then Conversion Price), an amount equal to the cumulative interest (compounded quarterly) that, but for the conversion, would have accrued on the amount converted pursuant to the terms hereof until the Maturity Date. For the avoidance of doubt, this Section 6(b) shall have no force and effect during or with respect to any period in which the Common Stock is not or has not been continually listed on any national securities exchange.

c.Change of Control Forced Conversion. In the event of a Change of Control, subject to the Payee’s right to convert this Note into Common Stock pursuant to Section 6(a), the Payee shall have the option, exercisable by delivery of written notice to the Maker substantially in the form attached hereto as Annex C (the “CoC Conversion Notice”) within thirty (30) Business Days following the effectiveness of such Change of Control, to either: (i) in full satisfaction hereof, on the fifth Business Day following delivery of the CoC Conversion Notice receive in cash the amount of the outstanding principal of and accrued and unpaid interest on this Note through the date immediately prior to the date of such payment, together with the aggregate amount of interest that, but for the Payee’s exercise of the option in this clause (i), would have accrued thereon, compounded quarterly, to the Maturity Date; or (ii) convert, no later than the fifth (5th) Business Day following the date of delivery of the CoC Conversion Notice, all of the outstanding principal and accrued and unpaid interest then owing under this Note into a number of shares of Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and accrued and unpaid interest through the date immediately prior to the conversion date, by (B) the Minimum Maturity Conversion Price. For the purposes hereof, (a) a “Change of Control” means (i) the consummation of any transaction by the Maker the result of which is that any person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than any Permitted Holder (as defined below), becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Maker, measured by voting power rather than number of shares, units, or the like; provided that a transaction in which the Maker becomes a subsidiary of another person shall not constitute a Change of Control if, immediately following such transaction, the persons who were beneficial owners of the voting stock of the Maker immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other person of whom the Maker has become a subsidiary by reason of their ownership of Common Stock of the Maker immediately prior to the transaction or (ii) the sale of all or substantially all of the Maker’s assets; and (b) “Permitted Holder” means ProFrac Holding Corp., a Delaware corporation, or any of its Affiliates.

d.Adjustments to Conversion Price. If, after the date hereof, the Maker (i) makes a distribution on its Common Stock in cash, securities (including Common Stock), or other property or assets, (ii) subdivides or splits its outstanding Common Stock into a greater number of Common Stock, (iii) combines or reclassifies its Common Stock into a smaller number of Common Stock, or (iv) issues by reclassification of its Common Stock any securities (including any reclassification in connection with a merger, consolidation, or business combination in which the Maker is the surviving person or another constituent corporation is issuing equity securities in exchange for Common Stock), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Note after such time shall entitle the Payee to receive the aggregate amount of cash and number of Common Stock (or shares of any securities into which such shares of Common Stock would have been combined, consolidated, merged, reclassified, or exchanged pursuant to clauses (iii) and (iv) above) that Payee would have been entitled to receive if the Note had been converted into shares of Common Stock immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 6(d) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation, or business combination in which the Maker is the surviving person or a constituent corporation) or split. Such adjustment shall be made successively whenever any event described above shall occur.

e.Termination of Rights. Upon the issuance of shares of Common Stock upon the conversion of any outstanding principal and accrued and unpaid interest owing under this Note, all rights of the Payee with respect to such principal and accrued and unpaid interest shall terminate.

f.Limitation of Conversion.

i.Notwithstanding anything to the contrary contained herein, unless shareholder approval therefor is obtained, the number of shares of Common Stock that may be acquired by the Payee pursuant to this Note shall be limited to the extent necessary to ensure that, following such acquisition, the total number of shares of Common Stock then beneficially owned by the Payee and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Payee’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.99% (the “Maximum Percentage”) of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable pursuant to this Note). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Payee and its Affiliates shall include the number of shares of Common Stock issuable pursuant to this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable (i) with respect to the remaining portion of this Note beneficially owned by such Person and its Affiliates and (ii) upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Payee and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein; provided that in no event shall the aggregate number of shares beneficially owned by the Payee and its Affiliates, calculated in accordance with Section 13(d) of the Exchange Act, exceed 19.99%. Except as set forth in the preceding sentence (other than the proviso thereto), for purposes of this paragraph (including the proviso in the immediately preceding sentence), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act; it being acknowledged by the Payee that the Company is not representing to such Payee that such calculation is in compliance with Section 13(d) of the Exchange Act and such Payee is solely responsible for any schedules required to be filed in accordance therewith.

ii.To the extent that the limitation contained in this Section 6(f) applies, the determination of whether this Note is convertible or exchangeable (in relation to other securities owned by the Payee) and of which a portion of this Note is convertible or exchangeable shall be in the sole discretion of the Payee, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

iii.Upon the written request of the Payee, the Company shall within three (3) Business Days confirm in writing to such Payee the number of shares of Common Stock then issued and outstanding. In any case, the number of issued and outstanding shares Common Stock shall be determined after giving effect to the conversion or exchange of securities of the Company, including the Notes, by the Payee and its Affiliates since the date as of which such number of issued and outstanding shares of Common Stock was reported.

iv.By written notice to the Company, the Payee may from time to time change the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided, that (i) any such change will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, unless such notice is delivered on or prior to the date hereof in which case it shall be effective immediately, and (ii) any such change will apply only to the Holder and not to any other holder of Notes.

v.The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

vi.To the extent that any of the limitations set forth in this Section 6(f) or in Section 7 below (collectively, the “Share Cap Limitations”) limit the issuance of shares of Common Stock to the Payee pursuant to this Note, the Payee shall have the right, at its election, to demand by written notice to the Company that the Company, in lieu of issuing to the Payee the number of shares of Common Stock that would cause the Payee’s beneficial ownership of shares of Common Stock to exceed the Share Cap Limitation identified in such notice (such shares, the “Relinquished Shares”), within five (5) Business Days from receipt of the Payee’s written notice of its election under this Section 6(f)(vi), issue and deliver to the Payee a Pre-Funded Warrant, in the form attached to the Note Purchase Agreement as Exhibit C thereto, unconditionally granting to the Payee the right to acquire, subject to the terms thereof, up to the aggregate number of shares of Common Stock equal to the Relinquished Shares; provided, however, that in the case the Company issues Pre-Funded Warrants pursuant to the preceding sentence, the Company shall also issue to the Payee additional Pre-Funded Warrants in an amount equal in value to the aggregate exercise price of Pre-Funded Warrants issued pursuant to this Section 6(f)(vi).

7.Share Limitations. Notwithstanding the provisions set forth in Section 3, Section 6, or anywhere else in this Note, (i) no shares of Common Stock will be issued under this Note unless and until the Company shall have submitted a Supplemental Listing Application to the NYSE covering all the shares of Common Stock issuable pursuant to this Note (the “Listing Application”) and NYSE shall have completed its review of, and approved, such Listing Application, (ii) no shares of Common Stock will be issued under this Note to the extent such issuance would constitute a “change of control” under the NYSE’s listing rules (the “Change of Control Limitation”) or would be in excess of the number of shares of Common Stock authorized and available for issuance under the Maker’s certificate of incorporation, as amended (the “Charter Limitation”), and (iii) the total number of shares of Common Stock that may be issued under this Note, when combined with any other shares of Common Stock which may be aggregated with such issuances under applicable NYSE rules for this purpose, will not exceed the number permitted under such applicable NYSE rules (the “Exchange Cap”), unless stockholder approval is obtained in order to comply with, satisfy or remove, as applicable, the Change of Control Limitation, the Charter Limitation, or the Exchange Cap, as applicable. In the event that the Company is unable to issue shares of Common Stock as a result of the NYSE not approving the Listing Application, the Change of Control Limitation, a Charter Limitation, or the Exchange Cap, the Company will instead settle the conversion or payment due at Maturity in cash (but only to the extent necessary to not trigger a Change of Control Limitation, a Charter Limitation, or the Exchange Cap, as applicable). To the extent shares of Common Stock are to be issued pursuant to this Note and other Notes simultaneously and the Company is unable to issue shares of Common Stock as a result of the Change of Control Limitation, a Charter Limitation, or the Exchange Cap and must instead settle the conversion or payment partially in cash, the allocation of Common Stock and cash to be issued or paid shall be pro rata among the Payee and the holders of such other Notes.

8.Defaults and Remedies. The Agreement defines certain Events of Default. The Note Obligations may be accelerated following an Event of Default in the manner provided in the Agreement.

9.Waiver of Notice. The Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.Officers and Directors Not Liable. In no event will any officer or director of the Maker be liable for any amounts due and payable pursuant to this Note.

11.Applicable Law. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.
[Signature page follows]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.
FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Annex A
Conversion Notice
The undersigned, the Payee, under that certain Convertible PIK Note issued by Flotek Industries, Inc., a Delaware corporation, on February [__], 2022 (the “Note”), hereby irrevocably elects to convert the amount indicated below of the Note on the date set forth below into shares of Common Stock at the Conversion Price pursuant to Section 6(a) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.
Date of conversion: [ ]
Conversion Calculations:
Principal and accrued interest on the date immediately prior to conversion: $[ ]
Principal and accrued interest to be converted: $[ ]
Number of shares of Common Stock to be issued: [ ]
Principal amount immediately after redemption: $[ ]
Address for delivery of physical certificates: [ ]
PAYEE

By:
Name:
Title:
Date:

Annex B
Maker Conversion Notice
Flotek Industries, Inc., a Delaware corporation, hereby irrevocably elects to convert the amount indicated below of the Convertible PIK Note on the date set forth below into shares of Common Stock at the Conversion Price pursuant to Section 6(b) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.
Payee: [ ]
Conversion date: [ ]
Conversion Calculations:
Principal and accrued interest on the date immediately prior to conversion: $[ ]
Principal and accrued interest to be converted: $[ ]
Number of shares of Common Stock to be issued: [ ]
Principal amount immediately after redemption: $[ ]
FLOTEK INDUSTRIES, INC.
By:
Name:
Title:
Date:

Annex C
CoC Conversion Notice
[ ] (the “Payee”) hereby notifies Flotek Industries, Inc., a Delaware corporation (the “Company”), that pursuant to Section 6(c) of the Company’s Convertible PIK Note due on February [___], 2023, held by the Payee, the Payee elects to receive from the Company, in compliance with the terms of such Section 6(c)
[ ] Cash in the amount specified in clause (i) of such Section 6(c); or
[ ] the number of shares of Common Stock determined pursuant to clause (ii) of such Section 6(c) of the Note.
Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.
Payee: [ ]
Principal and accrued interest on the date hereof: $[ ]
[Cash Payment: $[ ]]
[OR]
[Conversion Calculations:
Number of shares of Common Stock to be issued: [ ]]
[PAYEE’S LEGAL NAME]
By:
Name:
Title:
Date:

Exhibit C
Form of Registration Rights Agreement
(See Attached)

REGISTRATION RIGHTS AGREEMENT
by and among
FLOTEK INDUSTRIES, INC.
and
PROFRAC HOLDINGS, LLC
[___], 2022

Section 3.12 Term; Amendment	15
Section 3.13 No Presumption	15
Section 3.14 Obligations Limited to Parties to Agreement	15
Section 3.15 Interpretation	16
Section 3.16 No Inconsistent Agreements; Additional Rights	16

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [___], 2022 by and between Flotek Industries, Inc., a Delaware corporation (the “Company”), and ProFrac Holdings, LLC, a Texas limited liability company (the “Purchaser”).
WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Securities pursuant to the Securities Purchase Agreement, dated as of February ___, 2022, by and between the Company and the Purchaser (the “Purchase Agreement”); and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
Article 1
DEFINITIONS
Section 1.1Definitions. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to a specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” has the meaning specified therefor in the Preamble of this Agreement.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Commission” means the United States Securities and Exchange Commission.
“Effective Date” means the initial date of effectiveness of a Shelf Registration Statement.
“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Holder” means the record holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Law” shall have the meaning set forth in the Purchase Agreement.
“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the left lead book running manager of such Underwritten Offering.
“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality, or political subdivision thereof, or any other form of entity.
“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
“Purchased Securities” means the 10% Convertible PIK Notes to be issued and sold to the Purchaser pursuant to the Purchase Agreement.
“Purchaser” has the meaning set forth in the Preamble of this Agreement.
“Registrable Securities” means, subject to Section 1.2 of this Agreement, (i) the shares of Common Stock now held or hereafter acquired by the Purchaser (or an Affiliate of the Purchaser), and (ii) any shares of Common Stock issued as (or issuable upon the conversion, redemption, or exercise of any warrant, option, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock described in clause (i) or the Purchased Securities. The number of Registrable Securities held by any Holder shall mean the number of Registrable Securities such Holder would hold after the full conversion, redemption, or exercise of any security held by such Holder that is convertible into or redeemable or exercisable for Registrable Securities (including the Purchased Securities) and the value of such Registrable Securities for purposes of determining whether any threshold set forth in this Agreement shall be calculated by multiplying such fully diluted number of shares of Registrable Securities by the average of the closing price on each securities exchange or nationally recognized quotation system on which the Common Stock is then listed for the ten (10) trading days preceding the date on which such value is being determined.
“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement or a Piggyback Registration.
“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.
“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b) of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.
“Shelf Registration Filing Deadline” means 120 days from the date of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).
“Transfer Agent” means the transfer agent for the Common Stock.
“Underwriter” means a securities dealer that purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).
Section 1.2Registrable Securities. Any Registrable Security will cease to be a Registrable Security (and the Company shall not be required to maintain the effectiveness of any, or file any, registration statement hereunder with respect thereto) at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is held by the Company or one of its subsidiaries; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; (d) the date on which such Registrable Security has been sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act, “Rule 144”) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed; and (e) when such Registrable Security becomes eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, delivered to and reasonably acceptable to the Transfer Agent, unless such Registrable Security is held by a Holder that beneficially owns Common Stock representing 5% or more of the aggregate voting power of the Company’s common stock eligible to vote in the election of directors of the Company.
Article 2
REGISTRATION RIGHTS
Section 2.1Shelf Registration.
(i)Shelf Registration. The Company shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering resales of the Registrable Securities on or before the Shelf Registration Filing Deadline. The Company shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective no later than four months following the initial filing of the Shelf Registration Statement. The Company will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, and (ii) such Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). Notwithstanding the foregoing, if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the applicable Shelf Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with applicable Commission guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. In the event that such an amendment is required, the Company shall subsequently file, as promptly as allowed by the Commission or any guidance provided by the Commission to the Company, one or more additional Shelf Registration Statements to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended. The Company will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.
(ii)Resale Registration Opt-Out. At least five (5) Business Days before the initial filing of the Shelf Registration Statement required by Section 2.1(a), the Company shall provide advance written notice to each Holder that it plans to file a Shelf Registration Statement. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to the Company requesting that such Holder not be included in a

Shelf Registration Statement prior to its initial filing. Following delivery of a Resale Opt-Out Notice from a Holder, the Company shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.
(iii)Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition, financing, securities offering, or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company, or (iii) render the Company unable to comply with the requirements of the Securities Act or Exchange Act; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of sixty (60) consecutive days or an aggregate of one-hundred and twenty (120) days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in a Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.
(iv)Renewal. If, by the third anniversary of the initial effective date of a Shelf Registration Statement filed pursuant to this Section 2.1 (the “Renewal Deadline”), any of the Registrable Securities remain unsold by a Holder included on such Registration, and the Company has not received an opinion of counsel indicating that the Effectiveness Period will continue uninterrupted beyond the Renewal Deadline, the Company shall file, if it has not already done so and is eligible to do so, a new Shelf Registration Statement covering the Registrable Securities included on the prior Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the Renewal Deadline; and the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Registrable Securities to continue as contemplated in the expired Shelf Registration Statement. References herein to a Shelf Registration Statement shall include such new shelf registration statement.
Section 2.2Piggyback Registration.
(i)Participation. If at any time the Company proposes to file (i) at a time when the Company is not a WKSI, a registration statement and such Holder has not previously included its Registrable Securities in a Shelf Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement or are included in an effective Shelf Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Stock in an Underwritten Offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration on a registration statement on Form S-8, (c) a registration relating solely to a Rule 145 transaction, or (d) a registration statement on any registration form which does not permit secondary sales, then the Company shall give not less than ten (10) Business Days advance notice (including, but not limited to, notification by e-mail; such notice, a “Piggyback Notice”) of such proposed Underwritten Offering to each Holder, and such notice shall offer such Holder the opportunity to participate in such Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to include the Registrable Securities of the Holders in such Registration to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders and any other applicable

Persons will have an adverse effect on the offering price, material terms or conditions, timing, or probability of success of the distribution of the Common Stock in the Underwritten Offering; and provided, further, that to the extent consistent with the advice of the Managing Underwriter referred to in the preceding proviso, the amount of Registrable Securities to be offered for the accounts of Holders (if any) shall be determined based on the provisions of Section 2.2(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1 hereof and confirmation of receipt of such notice shall be requested in the notice. The Holder will have five (5) Business Days after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing within five (5) Business Days from the date of the Piggyback Opt-Out Notice. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.
(ii)Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advises the Company that the total shares of Common Stock which the Selling Holders and any other applicable Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, material terms or conditions, timing, or probability of success of the distribution of the Common Stock offered or the market for the Common Stock, then the Piggyback Notice provided by the Company pursuant to Section 2.2(a) shall include notification of such determination or, if such determination is made after the Piggyback Notice has been given, then the Company shall furnish notice in writing (including by e-mail) to the Holders (or those who have timely elected to participate in such Underwritten Offering), and the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated: (i) if such Piggyback Registration was initiated by the Company, (A) first, to the Company, (B) second, pro rata among the Selling Holders and any other Persons who have been or after the date hereof are granted registration rights on parity with the registration rights granted under this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering, by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration), and (C) third, if applicable, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder; and (ii) if such Piggyback Registration was not initiated by the Company, (A) first, to the Persons initiating such Registration, (B) second, pro rata among the Selling Holders and any Other Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering, by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration other than the Persons initiating such Registration), and (C) third, if applicable, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder.
Section 2.3Secondary Underwritten Offering.
(i)Notice to Company. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering for its own account of at least $10 million, such Selling Holder shall give notice of such election in writing (including, but not limited to, notification by e-mail; such notice, the “Selling Holder Election Notice”) to the Company not less than twenty (20) Business Days before the date such Selling Holder intends for such Underwritten Offering to commence marketing (whether on a confidential basis or on a public basis); provided that the Company shall not be required to conduct more than two Underwritten Offerings pursuant to this Section 2.3 in any 365-day period pursuant to Selling Holder Election Notices. The Selling Holder Election Notice shall specify the number of Registrable Securities that the Selling Holder intends to offer in such Underwritten Offering and the expected commencement date thereof. The Company shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities.
(ii)Notice to Holders. Not later than two (2) Business Days after receipt by the Company of the Selling Holder Election Notice, unless the Company determines in accordance with Section 2.1(c) to delay such Underwritten Offering (in which event the Company shall promptly notify the initiating Selling Holder in writing of such determination), the Company shall provide written notice (including, but not limited to, notification by e-mail) to the other Holders of Registrable Securities of the Selling Holder’s intention to conduct an Underwritten Offering and such notice shall offer such other Holders the opportunity to participate in such Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such other Holder will have five (5) Business Days after notice has been delivered to request in writing submitted to the Company the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by the Company within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Selling Holder giving the notice shall determine for any reason not to undertake or to delay such Underwritten Offering, such Selling Holder may, at its election, give written notice of such determination to the Company and the Company shall notify the other Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to include Registrable Securities of any other Holder, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Registrable Securities of any other Holder for the same period as the delay in the Underwritten Offering. Any other Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Registrable Securities under a Shelf Registration Statement advises the Company that the total amount of Registrable Securities which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, timing or probability of success of the distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and the other Holders who have requested participation in the Underwritten Offering (based, for each such Selling Holder or other Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder or such other Holder in such offering;

by (B) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders and all other Holders in such Underwritten Offering).
Section 2.4Sale Procedures.
(i)General Procedures. In connection with any Underwritten Offering (i) under Section 2.2 of this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters, and (ii) under Section 2.3 of this Agreement, the Selling Holders shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities, and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities, and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least two Business Days prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. Upon the receipt by the Company of a written request from the Holders of at least $10 million dollars of Registrable Securities that are participating in any Underwritten Offering contemplated by this Agreement, the Company’s management shall be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering to the extent it does not unreasonably interfere with the Company’s management’s operations of the business.
(ii)In connection with its obligations under this Article II, the Company will:
(A)As expeditiously as possible, prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;
(B)if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, the inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its commercially reasonable efforts to include such information in the prospectus supplement;
(C)furnish to each Selling Holder (A) a reasonable period before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission if such exhibits and documents are not otherwise available on the Commission’s EDGAR filing system (or any successor system)), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
(D)if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Flotek will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(E)promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of: (A) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the Commission with respect to any filing referred to in clause (A) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(F) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of: (A) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof, or proceedings related thereto;
(G)upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(H)in the case of an Underwritten Offering, furnish upon request, (A) an opinion of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (B) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities, such other matters as such underwriters may reasonably request;
(I)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(J)make available to the appropriate representatives of the underwriters access to such information and the Company personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(K)cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which such securities issued by the Company are then listed;
(L)use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be legally required by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(M)provide a transfer agent and registrar for all Registrable Securities covered by such registration statement; and
(N)enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
(iii)Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.4(b)(vi), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(b)(vi) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
Section 2.5Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.6Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees that, in connection with any registered offering of the Common Stock or other equity securities of the Company, and upon the request of the Managing Underwriter, such Holder shall not, during a period of up to ninety (90) calendar days beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering, (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash, or otherwise; provided that (i) the Company gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering, and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the executive officers or directors or any other stockholder of the Company on whom a restriction is imposed; and provided further that this Section 2.6 shall only be applicable to Holders of Registrable Securities who (together with their Affiliates that hold Registrable Securities) own at least $5 million of Registrable Securities.
Section 2.7Expenses.
(i)Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, an Underwritten Offering pursuant to Section 2.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and fees, all registration, filing, qualification, and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating, and printing expenses, all roadshow expenses borne by it and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any “comfort” letters required by or incident to such performance and compliance, and reasonable fees and expenses of one counsel to the Holders reasonably acceptable to the Company and selected by the Holders that hold a majority of the Registrable Securities to be included in such filing in connection with the filing or amendment of any Registration Statement or Prospectus hereunder. The Company shall not be responsible for, and Registration Expenses shall not include, any “Selling Expenses,” which means all underwriting fees, discounts, and selling commissions, and transfer taxes.
(ii)Expenses. The Company will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement, a Piggyback Registration, or Underwritten Offering, whether or not any sale is made pursuant to such Shelf Registration Statement, Piggyback Registration, or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
Section 2.8Indemnification.
(i)By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents, and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents, and managers, against any losses, claims, damages, expenses, or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person or directors, officers, employees, agents, or managers may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person and each such director, officer, employees, agent, or manager for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter, or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable, or information relating to such Selling Holder that was reviewed and expressly approved in writing by such Selling Holder expressly for use in a registration statement, such prospectus supplement or in any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager, or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(ii)By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees, and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement, any other registration statement contemplated by this Agreement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
(iii)Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or representation by both parties by the same counsel is otherwise inappropriate under the applicable standards of professional conduct, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party. An indemnifying party shall not be liable for any settlement of any action or claim referred to in this Section 2.8 effected without its written consent (which shall not be unreasonably withheld, conditioned, or delayed).
(iv)Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(v)Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract, or otherwise.
Section 2.9Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(i)Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;
(ii)File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof;
(iii)So long as a Holder, together with its Affiliates, owns any Registrable Securities, (i) unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system (or any successor system), furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration, and (ii) to the extent accurate, furnish to such Holder upon reasonable request a written statement of the Company that it has complied with the reporting requirements of Rule 144; and
(iv)Provide opinion(s) of counsel as may be reasonably necessary in order for a Holder to avail itself of Rule 144 to allow such Holder to sell any Registrable Securities without registration, and remove, or cause to be removed, the notation of any restrictive legend on such Holder’s book-entry account maintained by the Company’s transfer agent, and bear all costs associated with the removal of such legend in the Company’s books.
Section 2.10Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Purchaser by the Company under this Article II may be transferred or assigned by each Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or securities convertible, redeemable, or exchangeable for Registrable Securities (including the Purchased Securities), in each case, who (a) (i) are Affiliates of such Purchaser, or (ii) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least $3 million of Registrable Securities or 1% of the Registrable Securities as of the date hereof, and (b) who assume in writing responsibility for the obligations of such Purchaser under this Agreement with respect to the securities so transferred. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned.
Section 2.11Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, all other shares of Common Stock held by a Person and for which such Person has similar registration rights pursuant to an agreement between such Person and the Company shall be aggregated together for the purpose of determining such Person’s rights under this Agreement solely as such shares relate to minimum quantity requirements contemplated herein; provided that, for the avoidance of doubt, such Common Stock shall not otherwise be deemed Registrable Securities for any other purpose under this Agreement.
Article 3
MISCELLANEOUS
Section 3.1Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, e-mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
(i)If to Purchaser:
ProFrac Holdings, LLC
333 Shops Boulevard, Suite 301
Willow Park, Texas 75022
Attention: Rob Willette
Email: robert.willette@profrac.com

With a copy to:
Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Andreas Andromalos
Email: AAndromalos@brownrudnick.com

(ii)If to the Company:
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
Attention: Nicholas J. Bigney
Email: NBigney@flotekind.com
with a copy (which shall not constitute notice) to:
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Attention: Robert Morris; Brandon Byrne
Email: robert.morris@nortonrosefulbright.com; brandon.byrne@nortonrosefulbright.com or, if to a transferee of the Purchaser, to the transferee at the address provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the e-mail, if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 3.2Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.3Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.
Section 3.4Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations, and the like occurring after the date of this Agreement.
Section 3.5Specific Performance. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives (a) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or that a remedy at law would be adequate and (b) any requirement under any law to post securities as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.6Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.7Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.8Governing Law, Submission to Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined by courts of the State of New York located in the Borough of Manhattan, New York City, and the federal courts of the United States of America located in the State of New York, Sothern District, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.
Section 3.9Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.10Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company set forth herein or therein. This Agreement and the Purchase Agreement supersede all prior representations, warranties, agreements, and understandings between the parties with respect to such subject matter.
Section 3.12Term; Amendment. This Agreement shall automatically terminate and be of no further force and effect on the date on which there are no Registrable Securities. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder; and, provided, further, that each Holder shall have the right to, in its discretion and without consent from or notice to any other Holder, waive any or all of its rights hereunder and negotiate with the Company in lieu thereof such other terms and conditions, if any, as they may agree regarding the matters addressed hereby.
Section 3.13No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees, and acknowledges that no Person other than the Purchaser, Selling Holders, their respective permitted assignees, and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Company and the Purchaser may be a corporation, partnership, or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the Company, the Purchaser, Selling Holders, or their respective permitted assignees, or any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise by incurred by any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the Company, the Purchaser, Selling Holders, or any of their respective assignees, or any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the foregoing, as such, for any obligations of the Company, the Purchaser, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of, or by reason of such obligation or its creation, except in each case for any assignee of the Purchaser or a Selling Holder hereunder.
Section 3.15Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.
Section 3.16No Inconsistent Agreements; Additional Rights
. During the time period during which the Purchaser and its Affiliates beneficially own at least 30% of the shares of the Company’s Common Stock, if the Company hereafter enters into a registration rights agreement with a third party with terms more favorable than those set forth herein with respect to Holders of shares of Common Stock, this Agreement shall, to the extent so requested by any such Holders, be amended so as to provide such Holders with substantially the same material terms as provided to such other third party.
[Signature Pages Follow]

Execution Copy
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
FLOTEK INDUSTRIES, INC.

By:
Name:
Title:
[Signatures continue on following page.]

PURCHASER:
PROFRAC HOLDINGS, LLC
By:
Name: Matthew Wilks
Title: President and Chief Financial Officer

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